                                                                  EXHIBIT 11

                             MICHAELS STORES, INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In thousands, except per share data)

                                                        WEIGHTED
                                    WEIGHTED         AVERAGE COMMON
                                     AVERAGE           AND COMMON
                                  COMMON SHARES     EQUIVALENT SHARES
                                   OUTSTANDING         OUTSTANDING
                                  -------------     ------------------
                                                                FULLY
                                                   PRIMARY     DILUTED
                                                   -------     --------
For the year ended
 January 29, 1995
Weighted average common shares
  outstanding                        19,405         19,405      19,405
Assumed issuance of shares upon
  conversion of convertible
  subordinated debt                                                638
Net shares to be issued upon
  exercise of dilutive stock
  options after applying
  treasury stock method                                741         764
                                     ------        -------      -------
Total average outstanding shares     19,405         20,146      20,807
                                     ======        =======     =======
Net income                                         $35,647     $35,647
Assumed interest on convertible
  subordinated debt less tax
  benefit of $607                                                  969
                                                   -------     -------
Net income for per share computation               $35,647     $36,616
                                                   =======     =======
Earnings per common share                            $1.77       $1.76
                                                     =====       =====

                                                                 EXHIBIT 11


                               MICHAELS STORES, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In thousands, except per share data)

                                                        WEIGHTED
                                    WEIGHTED          AVERAGE COMMON
                                     AVERAGE            AND COMMON
                                  COMMON SHARES      EQUIVALENT SHARES
                                   OUTSTANDING          OUTSTANDING
                                  -------------      ------------------
                                                                 FULLY
                                                      PRIMARY   DILUTED
                                                      -------   -------
For the year ended
 January 30, 1994
Weighted average common shares
  outstanding                         16,592           16,592    16,592
Assumed issuance of shares upon
  conversion of convertible
  subordinated debt at beginning
  of year                                                         2,572
Net shares to be issued upon
  exercise of dilutive stock
  options after applying
  treasury stock method                                   639       645
                                      ------          -------   -------
Total average outstanding shares      16,592           17,231    19,809
                                      ======          =======   =======
Net income                                            $26,287   $26,287
Assumed interest on convertible
  subordinated debt less tax
  benefit of $2,427                                               3,902
                                                      -------   -------
Net income for per share computation                  $26,287   $30,189
                                                      =======   =======
Earnings per common share                               $1.53     $1.52
                                                        =====     =====

                                                                 EXHIBIT 11

                               MICHAELS STORES, INC.
                     COMPUTATION OF EARNINGS PER COMMON SHARE
                      (In thousands, except per share data)

                                                                WEIGHTED
                                              WEIGHTED       AVERAGE COMMON
                                               AVERAGE         AND COMMON
                                            COMMON SHARES   EQUIVALENT SHARES
                                             OUTSTANDING       OUTSTANDING
                                            -------------   -----------------
                                                                       FULLY
                                                            PRIMARY   DILUTED
                                                            -------   -------
For the year ended January 31, 1993
Weighted average common shares outstanding      15,933      15,933    15,933
Net shares to be issued upon exercise
  of dilutive stock options and warrants
  after applying treasury stock method                         759       920
                                                ------     -------   -------
Total average outstanding shares                15,933      16,692    16,853
                                                ======     =======   =======
Net income                                                 $20,378   $20,378
                                                           =======   =======
Earnings per common share                                    $1.22     $1.21
                                                             =====     =====